SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 21, 2000.


                                  CRYOCON, INC
                               (formerly known as)
                          ISO BLOCK PRODUCTS USA, INC.
             (Exact Name of Registrant as Specified in Its Charter)




     Colorado                          0-25810                36-4323541
(State or Other                 (Commission File Number)    (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)


                     2250 North 1500 West, Ogden, Utah 84404
          (Address of Principal Executive Offices, Including Zip Code)


                                 (801) 395-2796
              (Registrant's Telephone Number, Including Area Code)

                          ISO Block Products USA, Inc.
                     2250 North 1500 West, Ogden, Utah 84404
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.           CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

     The former Accountant of Registrant, Larry O'Donnell, CPA, P.C., 2280 South Xanadu Way, Suite 370, Aurora, CO 80014, was dismissed as the independent auditor for the former ISO Block Products USA, Inc. now Cryocon, Inc. The dismissal became effective September 21, 2000, after a Special Meeting of Shareholders held on that date.

     The principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, or was not modified as to uncertainty, audit scope, or accounting principles.

     The decision to change accountants was approved by the board of directors on August 17, 2000.

     There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     A new accountant has been engaged as the principle accountant to audit the company's financial statements. The new accountant is Jeff Jones, of HJ & Associates, L.L.C., 50 South Main Street, Suite 1450, Salt Lake City, Utah, 84144. Mr. Jones was engaged on September 21, 2000.

     The reason for the change in accountants was due to the change of the corporation's principle place of business from Colorado to Utah.

ITEM 7.      EXHIBITS.

The following Exhibit is included as part of this report:

     Letter from former accountant Larry O'Donnell, CPA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 CRYOCON, INC.
                                (Formerly ISO BLOCK PRODUCTS USA, INC.)


Date:  August 25, 2000          By: /s/ Robert W. Brunson
                                ------------------------------------------------
                                Name:  Robert W. Brunson
                                Title: President

                           Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                              2280 South Xanadu Way
                                                                  Suite 370
                                                  Aurora, Colorado    80014





September 25, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Cryocon, Inc.


I agree with statements (a), (b) and (c) under the Item #4 in the Form 8-K report of Cryocon, Inc. ("Cryocon, Inc.") dated September 25, 2000, concerning changes in Cryocon, Inc. Certifying Accountant.

Sincerely,

/s/ Larry O'Donnell

By:  Larry O'Donnell